                                                                   EXHIBIT 10.21


                         PILOT NETWORK SERVICES, INC.



                        COMMON STOCK PURCHASE AGREEMENT



                               December 28, 1999

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.   PURCHASE AND SALE OF COMMON STOCK......................................  1

     1.1  Sale and Issuance of Common Stock.................................  1
     1.2  Closing; Delivery.................................................  1

2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................  1

      2.1  Organization, Good Standing and Qualification....................  1
      2.2  Authorization....................................................  1
      2.3  Valid Authorization and Issuance of Shares.......................  2
      2.4  Litigation.......................................................  2
      2.5  Compliance with Other Instruments................................  2
      2.6  Rights of Registration and Voting Rights.........................  3
      2.7  Financial Statements.............................................  3
      2.8  Corporate Documents..............................................  3
      2.9  Capitalization...................................................  3
     2.10  No Material Adverse Change.......................................  4
     2.11  Real Property....................................................  4
     2.12  Insurance........................................................  4
     2.13  Intellectual Property............................................  4
     2.14  Consents.........................................................  4
     2.15  Labor Agreements and Actions.....................................  4
     2.16  Disclosure.......................................................  5
     2.17  Securities Filings...............................................  5
     2.18  Year 2000 Compliance.............................................  5

3.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER........................  5

     3.1  Authorization.....................................................  6
     3.2  Purchase Entirely for Own Account.................................  6
     3.3  Disclosure of Information.........................................  6
     3.4  Restricted Securities.............................................  6
     3.5  Legends...........................................................  6
     3.6  Accredited Investor...............................................  7

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----
4.   CONDITIONS OF THE PURCHASER'S OBLIGATIONS AT CLOSING...................  7

     4.1  Representations and Warranties....................................  7
     4.2  Qualifications....................................................  7
     4.3  Warrant...........................................................  7
     4.4  Strategic Business Relationship Agreement.........................  7
     4.5  Escrow Agreement..................................................  7
     4.6  Opinion...........................................................  7

5.   CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING.....................  7

     5.1  Representations and Warranties....................................  7
     5.2  Qualifications....................................................  7

6.   COVENANTS OF THE COMPANY...............................................  8

     6.1  Nomination of Director............................................  8
     6.2  Amendment to Existing Investors' Rights Agreement.................  8

7.   MISCELLANEOUS..........................................................  8

      7.1  Survival of Warranties...........................................  8
      7.2  Transfer; Successors and Assigns.................................  8
      7.3  Governing Law....................................................  9
      7.4  Counterparts.....................................................  9
      7.5  Titles and Subtitles.............................................  9
      7.6  Notices..........................................................  9
      7.7  Fees and Expenses................................................  9
      7.8  Amendments and Waivers...........................................  9
      7.9  Severability.....................................................  9
     7.10  Delays or Omissions..............................................  9
     7.11  Entire Agreement................................................. 10
     7.12  Corporate Securities Law......................................... 10
     7.13  Confidentiality.................................................. 10

EXHIBIT A  FORM OF WARRANT

EXHIBIT B  FORM OF ESCROW AGREEMENT

                         PILOT NETWORK SERVICES, INC.

                        COMMON STOCK PURCHASE AGREEMENT
                        -------------------------------

     This Common Stock Purchase Agreement (the "Agreement") is made as of the
                                                ---------
28th day of December, 1999 by and between Pilot Network Services, Inc., a Delaware corporation (the "Company") and Primus Telecommunications Group,
                           -------
Incorporated (the "Purchaser").
                   ---------

     The parties hereby agree as follows:

     1.   Purchase and Sale of Common Stock.
          ---------------------------------

          1.1  Sale and Issuance of Common Stock. Subject to the terms and
               ---------------------------------
conditions of this Agreement, the Purchaser agrees to purchase at the Closing and the Company agrees to sell and issue to the Purchaser at the Closing, 919,540 shares of Common Stock at a purchase price of $16.3125 per share, for an aggregate purchase price of $14,999,996.25. The shares of Common Stock issued to the Purchaser pursuant to this Agreement shall be hereinafter referred to as the "Shares."
 ------

          1.2  Closing; Delivery.
               -----------------

               (a) The purchase and sale of the Shares shall take place at the offices of Orrick, Herrington & Sutcliffe LLP, San Francisco, California, at 10:00 a.m., on December 28, 1999 (which time and place are designated as the "Closing").
 -------

               (b) At the Closing, the Company shall deliver to the Purchaser a certificate representing the Common Stock and the Warrant (as defined herein) being purchased hereby against payment of the purchase price therefor by a check payable to the Company. The stock certificate, the Warrant and the check shall be delivered to the escrow holder pursuant to the Escrow Agreement in the form of Exhibit B hereto (the "Escrow Agreement").
                          ----------------

     2.   Representations and Warranties of the Company.  The Company hereby
          ---------------------------------------------
represents and warrants to the Purchaser that:

          2.1  Organization, Good Standing and Qualification.  The Company is a
               ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business and enter into the Agreements (as defined below). The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

          2.2  Authorization. All corporate action on the part of the Company,
               -------------
its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Warrant in the form attached hereto as Exhibit A (the "Warrant"), the Escrow Agreement and Strategic Business
          ---------       -------
Relationship Agreement to be entered into between the Company and the Purchaser (the "Strategic Business Relationship Agreement" and, collectively with this
      -----------------------------------------
Agreement, the Escrow Agreement and the Warrant, the "Agreements") and the
                                                      ----------
performance of all obligations of the Company hereunder and thereunder has been taken prior to the Closing. The Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

          2.3  Valid Authorization and Issuance of Shares. The Shares that are
               ------------------------------------------
being issued to the Purchaser hereunder have been duly authorized for issuance and, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than applicable state and federal securities laws. Based in part upon the representations of the Purchaser in this Agreement and subject to the filing of any applicable notices under federal and state securities laws, the Shares will be issued in compliance with all applicable federal and state securities laws.

          2.4  Litigation. There is no action, suit, proceeding or investigation
               ----------
pending or, to the Company's knowledge, currently threatened against the Company or any of its subsidiaries that questions the validity of the Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition or affairs of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. Neither the Company nor any of its subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or any of its subsidiaries currently pending or which the Company or any of its subsidiaries intends to initiate.

          2.5  Compliance with Other Instruments. Neither the Company nor any of
               ---------------------------------
its subsidiaries is in violation or default of any provisions of (i) their respective charters or bylaws (or similar applicable organizational documents),
(ii) any instrument, judgment, order, writ, decree, agreement (written or oral) or contract to which any of them is a party or by which any of them is bound or
(iii) any federal or state statute, rule or regulation, except in the case of clause (ii) or (iii) above, where any such violation or default would not be material or have a material adverse effect on the Company. The execution, delivery and performance of the Agreements by the Company and the consummation by the Company of the transactions contemplated hereby or thereby (1) will not be an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or any of its subsidiaries and (2) will not result in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, a default under (a) the Company's charter or bylaws, (b) any instrument, judgment, order, writ, decree, agreement (written or oral) or contract or (c) any federal or state statute, rule or regulation, except in the case of clause (b) or (c) above, where any such violation, conflict or default would not be material or have a material adverse effect on the Company.

          2.6  Rights of Registration and Voting Rights. Except as provided in
               ----------------------------------------
that certain Amended and Restated Investors' Rights Agreement, dated as of March 31, 1997, among the Company and the investors listed on Schedule I thereto, as amended by that certain

Amendment to Investors' Rights Agreement dated as of December 22, 1997 and that certain Second Amendment to Investors' Rights Agreement dated February 26, 1998, including the obligation of the Company to amend such agreement to grant registration rights to Greyrock Capital (the "Existing Investors' Rights
                                              --------------------------
Agreement"), the Company has not granted or agreed to grant any registration
---------
rights, including piggyback rights, to any person or entity. To the Company's knowledge, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

          2.7  Financial Statements. The Company has made available to the
               --------------------
Purchaser its audited financial statements (including balance sheet, income statement and statement of cash flows) for the fiscal year ended March 31, 1999 included in the Company's Annual Report on Form 10-K for such year and the unaudited financial statements for the quarters ended June 30, 1999 and September 30, 1999 included in the Company's Quarterly Reports on Form 10-Q for such quarters (collectively, the "Financial Statements"). The Financial
                                  --------------------
Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject, in the case of the unaudited financial statements, to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company
(i) has no material liabilities, contingent or otherwise, other than (a) liabilities incurred in the ordinary course of business subsequent to September 30, 1999 and (b) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate are not material to the financial condition or operating results of the Company and (ii) has not entered into any material transaction other than transactions in the ordinary course of business or which are not material to the Company, other than the transaction with Greyrock Capital, a description of which has been provided to the Purchaser. The net operating loss carryforwards of the Company are accurately described in the Financial Statements.

          2.8  Corporate Documents. The Restated Certificate of Incorporation
               -------------------
and Bylaws of the Company are in the form provided by the Company to the Purchaser. Such documents are in full force and effect and have not since been amended.

          2.9  Capitalization. The authorized and outstanding capital of the
               --------------
Company as of September 30, 1999 is as set forth on Schedule 2.9 hereto. There have been no changes to such capitalization since such date except for the exercise of options by option holders, the exercise or conversion of warrants to purchase 75,000 shares of Common Stock of the Company by warrant holders and the issuance of warrants to purchase 121,212 shares of Common Stock of the Company to Greyrock Capital for $8.25 per share.

          2.10 No Material Adverse Change. Since September 30, 1999, there has
               --------------------------
not been any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse.

          2.11  Real Property. The Company does not own any real property. With
                -------------
respect to the real property it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

          2.12  Insurance. The Company has in full force and effect fire,
                ---------
casualty and liability insurance policies, with extended coverage on its properties in such amounts as are customarily maintained by persons engaged in similar businesses and owning similar properties in the same general areas in which the Company operates.

          2.13  Intellectual Property. The Company owns or possesses sufficient
                ---------------------
legal rights to all patents, trademarks, service marks, tradenames, copyrights, trade secrets, source or object code, licenses, information and proprietary rights and processes necessary for its business without any conflict with, or infringement of, the rights of others. The Company has not received any communications alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, source or object code, or other proprietary rights or processes of any other person or entity and, to the Company's knowledge, it is not in violation of any of the foregoing rights with respect to any third party. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interest of the Company or that would conflict with the Company's business.

          2.14  Consents.  No consent, approval, order or authorization of, or
                --------
registration, qualification, designation, declaration or filing with, any third party or any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for filings that may be required under applicable securities laws and compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in connection with the exercise of the Warrant under certain circumstances.

          2.15  Labor Agreements and Actions. The Company is not bound by or
                ----------------------------
subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company, nor is the Company aware of any labor organization activity involving its employees. The employment of each officer and employee of the Company is terminable at the will of the Company. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment.

          2.16  Disclosure. No representation or warranty of the Company
                ----------
contained in this Agreement and the exhibits and schedules attached hereto, any certificate furnished or to be furnished to the Purchaser at the Closing, or any other information regarding the Company provided by the Company to the Purchaser contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

          2.17  Securities Filings. The Company has made available to the
                ------------------
Purchaser each registration statement, report, proxy statement or information statement and all exhibits thereto (collectively, the "Company Reports")
                                                       ---------------
prepared by it since the effective date of the Company's initial registration statement, each in the form (including exhibits and any amendments thereto) filed with the Securities and Exchange Commission (the "SEC"). The Company
                                                        ---
Reports were filed with the SEC in a timely manner and constitute all forms, reports and documents required to be filed by the Company pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Securities Laws"). As of their respective dates,
                             ---------------
the Company Reports (a) complied as to form in all material respects with the applicable requirements of the Securities Laws and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. There is no unresolved violation asserted by any governmental authority with respect to any of the Company Reports.

          2.18  Year 2000 Compliance. The Company has (a) conducted a review and
                --------------------
assessment of all areas within its business and operations (including those affected by suppliers and vendors) that could be adversely affected by the risk that computer applications used by the Company (or its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving any date after December 31, 1999 (the "Year 2000 Problem") and (b)
                                                 -----------------
developed and implemented a plan for addressing the Year 2000 Problem on a timely basis. All computer applications that are necessary to the Company's business and operations (including, to the Company's knowledge, the computer applications of the Company's suppliers and vendors) will be Year 2000 compliant by being able to perform properly on a timely basis date-sensitive functions for all dates after December 31, 1999, except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect on the Company. The Company will promptly notify the Purchaser in the event the Company discovers or determines that any computer application (including those of its suppliers and vendors) that is necessary to its business and operations will not be Year 2000 compliant on a timely basis. The Company will cooperate fully with the Purchaser in connection with any due diligence review that the Purchaser may conduct in determining whether the Company has a Year 2000 Problem.

     3.   Representations and Warranties of the Purchaser.  The Purchaser hereby
          -----------------------------------------------
represents and warrants to the Company that:

          3.1   Authorization. The Purchaser has full power and authority to
                -------------
enter into this Agreement. The Agreements, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

          3.2  Purchase Entirely for Own Account. This Agreement is made with
               ---------------------------------
the Purchaser in reliance upon the Purchaser's representation to the Company, which by the Purchaser's execution of this Agreement, the Purchaser hereby confirms, that the Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof except in accordance with the restrictions on transfer set forth in any legends thereon, this Agreement and in accordance with the Existing Investors' Rights Agreement. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares. The Purchaser has not been formed for the specific purpose of acquiring the Shares.

          3.3  Disclosure of Information. The Purchaser has had an opportunity
               -------------------------
to discuss the Company's business, management, financial affairs and the terms and conditions of the offering of the Shares with the Company's management and has had an opportunity to review the Company's facilities.

          3.4  Restricted Securities. The Purchaser understands that the Shares
               ---------------------
have not been registered under the Securities Act of 1933 (the "Securities
                                                                ----------
Act"), by reason of a specific exemption from the registration provisions of the
---
Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser understands that the Shares are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Purchaser's control, and which the Company is under no obligation and may not be able to satisfy.

          3.5  Legends. The Purchaser understands that the Shares and any
               -------
securities issued in respect of or exchange for the Shares may bear one or all of the following legends:

               (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

               (b)  Any legend set forth in the other Agreements.

               (c) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

          3.6  Accredited Investor. The Purchaser is an accredited investor as
               -------------------
defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

     4.   Conditions of the Purchaser's Obligations at Closing. The obligations
          ----------------------------------------------------
of the Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

          4.1  Representations and Warranties. The representations and
               ------------------------------
warranties of the Company contained in Section 2 shall be true and correct on and as of the Closing.

          4.2  Qualifications. All authorizations, approvals or permits, if any,
               --------------
of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

          4.3  Warrant. The Company shall have executed and delivered to the
               -------
Purchaser the Warrant in substantially the form attached as Exhibit A.
                                                            ---------

          4.4  Strategic Business Relationship Agreement. The Company and the
               -----------------------------------------
Purchaser shall have executed and delivered a Strategic Business Relationship Agreement in a form agreed to by the Company and the Purchaser.

          4.5  Escrow Agreement. The Company and the Purchaser shall have
               ----------------
entered into the Escrow Agreement substantially in the form of Exhibit B hereto.

          4.6  Opinion. The Company shall have delivered to the Purchaser an
               -------
opinion of Orrick, Herrington & Sutcliffe LLP in a form agreed to by the Purchaser and its counsel.

     5.   Conditions of the Company's Obligations at Closing. The obligations of
          --------------------------------------------------
the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

          5.1  Representations and Warranties. The representations and
               ------------------------------
warranties of the Purchaser contained in Section 3 shall be true and correct on and as of the Closing.

          5.2  Qualifications. All authorizations, approvals or permits, if any,
               --------------
of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

     6.   Covenants of the Company.
          ------------------------

          6.1  Nomination of Director.
               ----------------------

               (a) Effective as of the date of this Agreement, the Company will cause K. Paul Singh to be elected a member of the Board of Directors of the Company as a "Class II" director.

               (b) At the annual meeting of stockholders of the Company to be held in the year 2000, the Company and the Company's Board of Directors will nominate and recommend to the Company's stockholders K. Paul Singh to serve on the Board of Directors of the Company as a "Class II" director. The Company also shall use its reasonable efforts to solicit from the stockholders of the Company eligible to vote in the election of directors at such meeting a proxy to vote for K. Paul Singh.

          6.2  Amendment to Existing Investors' Rights Agreement. The Company
               -------------------------------------------------
agrees to use its best efforts to obtain by January 31, 2000 the requisite consent of the holders of registrable stock under the Existing Investors' Rights Agreement and Grayrock Capital necessary to amend such agreement (a) to grant to the Purchaser demand registration rights with respect to the Shares and the shares of Common Stock issuable upon exercise of the Warrant (the "Warrant
                                                                   -------
Shares") beginning six months after the date hereof and (b) to grant piggyback
------
registration rights to the Purchaser with respect to the Shares and the Warrant Shares on the same terms and conditions as are generally applicable to the other holders of registrable stock thereunder; provided, however, that the Purchaser will have the right to demand a registration if the Purchaser proposes to register at least 50% of the Shares or all of the Warrant Shares. If the Company is unable to so amend the Existing Investors' Rights Agreement, the Company shall enter into a registration rights agreement with the Purchaser in a form reasonably acceptable to the Purchaser.

     7.   Miscellaneous.
          -------------

          7.1  Survival of Warranties. Unless otherwise set forth in this
               ----------------------
Agreement, the warranties, representations and covenants of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

          7.2  Transfer; Successors and Assigns. The terms and conditions of
               --------------------------------
this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          7.3  Governing Law. This Agreement and all acts and transactions
               -------------
pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

          7.4  Counterparts. This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed an original and all of which together shall constitute one instrument.

          7.5  Titles and Subtitles. The titles and subtitles used in this
               --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          7.6  Notices. Any notice required or permitted by this Agreement shall
               -------
be in writing and shall be deemed sufficient (i) upon delivery, when delivered personally or sent by facsimile, (ii) on the next business day after dispatch when delivered by overnight courier or sent by telegram, or (iii) on the fifth business day after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed (a) if to the Company, to 1080 Marina Village Parkway, Alameda, California 94501, Attn: Chief Financial Officer, facsimile number (510) 433-7811, with a copy to Orrick, Herrington & Sutcliffe LLP, 400 Sansome Street, San Francisco, California 94111, Attn: Peter Lillevand, Esq., facsimile number (415) 773-5759 or (b) if to the Purchaser, to 1700 Old Meadow Road, Third Floor, McLean, Virginia 22102, Attn: David P. Slotkin, Esq., Deputy General Counsel, with a copy to Hogan & Hartson L.L.P., Columbia Square, 555 Thirteenth Street, N.W., Washington, D.C. 20004, Attn: David W. Bonser, Esq., or such other addresses as either party may from time to time specify in writing.

          7.7  Fees and Expenses. Each party shall pay its own fees and expenses
               -----------------
incurred with respect to this Agreement and the transactions contemplated hereby, except for any registration expenses payable by the Company under the Existing Investors' Rights Agreement, as amended as contemplated hereby.

          7.8  Amendments and Waivers. Any term of this Agreement may be amended
               ----------------------
or waived only with the written consent of the Company and the Purchaser.

          7.9  Severability. If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

          7.10 Delays or Omissions. No delay or omission to exercise any right,
               -------------------
power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

          7.11  Entire Agreement. This Agreement and the documents referred to
                ----------------
herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

          7.12  Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE
                ------------------------
THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

          7.13  Confidentiality. Each party hereto agrees that, except with the
                ---------------
prior written permission of the other party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement, the performance of its obligations hereunder or the ownership of Shares purchased hereunder. The provisions of this Section 7.13 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby. The provisions of this Section 7.13 shall not apply to any information that (a) is or becomes a part of the public domain through no act or omission of the receiving party; (b) was in the receiving party's lawful possession prior to any disclosure by the other party and had not been obtained by the receiving party either directly or indirectly from the disclosing party, as demonstrated by files in existence at the time of disclosure; (c) is furnished by the disclosing party to a third party without restrictions similar to those contained in this Agreement; (d) is lawfully disclosed to the receiving party by a third party without, to the knowledge of the receiving party, restriction on disclosure; (e) is independently developed by the receiving party without reference to confidential information received under this Agreement; or (f) is compelled by law or legal process to be disclosed, provided that the receiving party has complied with Section 5(a) of the Mutual Non-Disclosure Agreement dated November 1, 1999 by and between the Company and the Purchaser.

                           [Signature Pages Follow]

     The parties have executed this Agreement as of the date first written above.

                                        COMPANY:

                                        Pilot Network Services, Inc.


                                           /s/ William C. Leetham
                                        By:__________________________________

                                               William C. Leetham
                                        Name:________________________________
                                                          (print)

                                               CFO
                                        Title:_______________________________



                                        PURCHASER:

                                        Primus Telecommunications Group,
                                        Incorporated

                                            /s/ Neil L. Hazard
                                        By:__________________________________

                                                Neil L. Hazard
                                        Name:________________________________
                                                          (print)

                                                Executive Vice President
                                        Title:_______________________________

                                   EXHIBIT A
                                   ---------

                                FORM OF WARRANT

                                   EXHIBIT B
                                   ---------

                           FORM OF ESCROW AGREEMENT